                                                                    EXHIBIT 25-A

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM T-1

                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                  a Trustee Pursuant to Section 305(b)(2)___
            _______________________________________________________

                     U.S. BANK TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

   111 East Wacker Drive, Suite 3000
           Chicago, Illinois                       60601                   36-4046888
(Address of principal executive offices)         (Zip Code)      I.R.S. Employer Identification No.

                                Pamela Burrows
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                           Telephone (312) 228-9456
           (Name, address and telephone number of agent for service)


                          PHILLIPS PETROLEUM COMPANY
              (Exact name of obligor as specified in its charter)

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
                         Delaware                                                 73-0400345
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

Phillips Building
Bartlesville, Oklahoma                                                  74004
(Address of Principal Executive Offices)                             (Zip Code)

                                Debt Securities
                      (Title of the Indenture Securities)

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                                   FORM T-1
                                   --------


Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) Name and address of each examining or supervising authority to which it is subject.
                 Comptroller of the Currency
                 Washington, D.C.

          b)  Whether it is authorized to exercise corporate trust powers.
                 Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
              None

Items 3-15    Not applicable because, to the best of Trustee's knowledge, the
              Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-18235*

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-18235 .*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
              Exhibit 3 to Item 16 of Form T-1, Registration No. 333-18235*

          4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-18235*

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.  Not applicable.

          9.  Not applicable.

     * See* at top of page 3

   * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.


                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the ____ day of _____ , 1999.


                                U.S. BANK TRUST NATIONAL ASSOCIATION

                                By: /s/ Pamela A. Burrows
                                    --------------------------------
                                    Pamela A. Burrows
                                    Trust Officer


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
U.S. Bank Trust National Association                 Cell Date: 12/31/1998           ST-BK: 17-1628     FFIEC  033
400 North Michigan Avenue                                                                               Page RC-1
Chicago, IL 60611                                    Vendor ID:  D                   CERT: 34094
                                                                                                            9

Transit Number: 09600069

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC - Balance Sheet

                                                                                                             C200
                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):         RCON
                                                                                      ----
     a.   Noninterest-bearing balances and currency and coin (1)______________________0081...     11,111     1.a
     b.   Interest-bearing balances (2)_______________________________________________0071...     48,890     1.b
2.   Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)__________________1754...          0     2.a
     b.   Available-for-sale securities (from Schedule RC-B, column b)________________1773...      3,375     2.b
3.   Federal funds sold and securities purchased under agreements to resell___________1350...          0     3.
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income           RCON
                                                             ----
          (from Schedule RC-C)_______________________________2122...            0             ..........     4.a
     b.   LESS: Allowance for loan and lease losses__________3123...            0             ..........     4.b
     c.   LESS: Allocated transfer risk reserve______________3128...            0             ..........     4.c
     d.   Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)_________________________2125...          0     4.d
5.   Trading assets___________________________________________________________________3545...          0     5.
6.   Premises and fixed assets (including capitalized leases)_________________________2145...         82     6.
7.   Other real estate owned (from Schedule RC-M)_____________________________________2150...          0     7.
8.   Investments in unconsolidated subsidiaries and associated companies (from
     schedule RC-M)___________________________________________________________________2130...          0     8.
9.   Customers' liability to this bank on acceptances outstanding_____________________2155...          0     9.
10.  Intangible assets (from Schedule RC-M)___________________________________________2143...     44,547    10.
11.  Other assets (from Schedule RC-F)________________________________________________2160...      2,739    11.
12.  Total assets (sum of items 1 through 11)_________________________________________2170...    111,104    12.

_________________
1)   Includes cash items in process of collection and unposted debits.
2)   Includes time certificates of deposit not held for trading.

U.S. Bank Trust National Association              Call Date: 12/31/1998         ST-8K: 17-1638      FFIEC   033
400 North Michigan Avenue                                                                           Page RC- 2
Chicago, IL 60611                                 Vendor ID: D                  CERT: 34094
                                                                                                        10

Transit Number: 09600069

Schedule RC - Continued

                                                                                                  Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of                                         RCON
                                                                                      ----
        columns A and C from Schedule RC-E)__________________________________________ 2200 . .           0    13.a
                                                            RCON
                                                            ----
        (1) Noninterest-bearing(1)_________________________ 6631 . .            0              . . . . . .    13.a.1
        (2) Interest-bearing_______________________________ 6636 . .            0              . . . . . .    13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBF&________________          . . . . . .
        (1) Noninterest-bearing______________________________________________________          . . . . . .
        (2) Interest-bearing_________________________________________________________          . . . . . .
14.  Federal funds purchased and securities sold under agreements to repurchase______ 2800 . .           0    14.
15.  a. Demand notes issued to the U.S. Treasury_____________________________________ 2840 . .           0    15.a
     b. Trading liabilities__________________________________________________________ 3548 . .           0    15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less________________________________ 2332 . .           0    16.a
     b. With a remaining maturity of more than one year through three years__________ A547 . .           0    16.b
     c. With a remaining maturity of more than three years___________________________ A548 . .           0    16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding________________________ 2920 . .           0    18.
19.  Subordinated notes and debentures (2)___________________________________________ 3200 . .           0    19.
20.  Other liabilities (from Schedule RC-G)__________________________________________ 2930 . .       2,627    20.
21.  Total liabilities (sum of items 13 through 20)__________________________________ 2948 . .       2,627    21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus___________________________________ 3838 . .           0    23.
24.  Common stock____________________________________________________________________ 3230 . .       1,000    24.
25.  Surplus (exclude all surplus related to preferred stock)________________________ 3839 . .     106,712    25.
26.  a. Undivided profits and capital reserves_______________________________________ 3632 . .         762    26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities_______ 8434 . .           3    26.b
27.  Cumulative foreign currency translation adjustments_____________________________          . . . . . .
28.  Total equity capital (sum of items 23 through 27)_______________________________ 3210 . .     108,477    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)___________________ 3300 . .     111,104    29.

Memorandum

To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external auditors as of any date during 1997____________ 6724 . .       N/A      M.1

1 =  Independent audit of the bank conducted in accordance            4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority)
2 =  Independent audit of the bank's parent holding company           5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting firm which            6 =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but             external auditors
     not on the bank separately)                                      7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in accordance       8 =  No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state charter-
     ing authority)


_____________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.

U.S. Bank Trust National Association    Call Date:  12/31/1998   ST-BK: 17-1638      FFIEC   033
?00 North Michigan Avenue                                                            Page RC- 3
Chicago, IL 60611                       Vendor ID: D             CERT: 34094
                                                                                          11
Transit Number: 09600069

Schedule RC-A - Cash and Balances Due From Depository Institutions


Exclude assets held for trading.

                                                                                                                             C205 (-
                                                                                                         Dollar Amounts in Thousands
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
1. Cash items in process of collection, unposted debits, and currency and coin:           RCON
                                                                                          ----
   a. Cash items in process of collection and unposted debits_____________________________0020...                       0     1.a
   b. Currency and coin___________________________________________________________________0080...                       0     1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks_________________________________________0083...                       0     2.a
   b. Other commercial banks in the U.S. and other depository institutions in the U.S.____0085...                  60,001     2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks________________________________________________0073...                       0     3.a
   b. Other banks in foreign countries and foreign central banks__________________________0074...                       0     3.b
4. Balances due from Federal Reserve Banks________________________________________________0090...                       0     4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)____0010...                  60,001     5.

Memorandum
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.                     RCON
                                                                                          ----
   (included in items 2.a and 2.b above)__________________________________________________0050...                  11,111     M.1